Exhibit 10.1

Sixth Amendment to Issuer Repurchase Plan

(under Rules 10b-18 and 10b5-1 of the Securities Exchange Act of 1934)

This Sixth Amendment to Issuer Repurchase Plan dated November 17, 2023 (the “Sixth Amendment”), entered into by and between eXp World Holdings, Inc. (“Purchaser” or “Issuer”) and Stephens Inc. (“Stephens”), amends that certain Issuer Repurchase Plan dated January 10, 2022 (the “2022 Purchase Plan”), which was previously amended by the First Amendment to Issuer Repurchase Plan, dated May 6, 2022 (the “First Amendment”), the Second Amendment to Issuer Repurchase Plan, dated September 27, 2022 (the “Second Amendment”), the Third Amendment to Issuer Repurchase Plan, dated December 27, 2022 (the “Third Amendment”), the Fourth Amendment to Issuer Repurchase Plan, dated May 8, 2023 (the “Fourth Amendment”), and the Fifth Amendment to Issuer Repurchase Plan, dated June 26, 2023 (the “Fifth Amendment”). The 2022 Purchase Plan as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, and this Sixth Amendment is hereinafter referred to as the “Purchase Plan.”

Purchaser and Stephens hereby agree as follows:

1.All capitalized terms used in this Sixth Amendment and not defined herein shall have the meanings set forth in the Purchase Plan unless the context clearly requires otherwise.

2. Section C.3.(c) of the Purchase Plan is hereby deleted in its entirety and replaced with the following:

(c)         The “Daily Purchase Amount” for any Purchase Day shall be the maximum number of shares allowed under Rule 10b-18(b)(4) (using 25% of average daily trading volume reported for the Stock during the four calendar weeks preceding the week in which the purchase is to be effected); provided, however, that (i) the total dollar amount of all aggregate purchases under the Purchase Plan during the calendar month commencing November 1, 2023 and through and including November 30, 2023 shall not exceed $8,000,000, including any commissions or fees; (ii) the total dollar amount of all aggregate purchases under the Purchase Plan during any calendar month commencing December 1, 2023 and through and including June 30, 2024 shall not exceed $6,000,000, including any commissions or fees.

3. Purchaser hereby represents, warrants and covenants that (i) Purchaser is not aware of any material nonpublic information concerning the Purchaser or its securities, (ii) Purchaser is entering into this Sixth Amendment in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws, and (iii) there are no legal, contractual or regulatory restrictions applicable to Purchaser or its affiliates that would prohibit Purchaser from entering into this Sixth Amendment or prohibit any purchase pursuant to the Purchase Plan, as amended hereby.

4. Except as expressly provided in this Sixth Amendment, the provisions of the Purchase Plan, as previously amended, shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the undersigned have signed this Sixth Amendment as of the date first written above.

EXP WORLD HOLDINGS, INC.		STEPHENS INC.

By:	/s/ Kent Cheng	By:	/s/ Leon Lants
Printed Name:	Kent Cheng	Printed Name:	Leon Lants
Title:	Chief Accounting Officer	Title:	Director of Trading Operations